Exhibit 23.3

CONSENT OF SCHLUMBERGER TECHNOLOGY CORPORATION

As independent petroleum engineers, PetroTechnical Services Division of Schlumberger Technology Corporation hereby consents to the inclusion or incorporation by reference in the Registration Statements on Form S-3 (No. 333-201396, 333-193206 and 333-181531), the Registration Statements on Form S-8 (No. 333-181526 and No. 333-149190) and the 2014 Annual Report on Form 10-K of Breitburn Energy Partners LP of information from our firm's reserves report dated 23 January 2015 entitled Reserve and Economic Evaluation Of Proved Reserves Of Certain BreitBurn Management Company, LLC Illinois and Michigan Basin Oil And Gas Interests As Of 31 December 2014 Executive Summary, and all references to our firm included in or made part of the Annual Report on Form 10-K for the fiscal year ended 31 December 2014 of Breitburn Energy Partners LP.

SCHLUMBERGER TECHNOLOGY CORPORATION

/s/ Charles M. Boyer II
Pittsburgh Consulting Manager
Advisor Unconventional Reservoirs
Pittsburgh, Pennsylvania
2 March 2015